Exhibit 4.3

Incorporated Under the Laws of the State of Maryland

5.20% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK	5.20% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK
SUBJECT TO TRANSFER RESTRICTIONS - SEE LEGEND ON REVERSE - SEE REVERSE FOR CERTAIN DEFINITIONS

National Retail Properties, Inc.

This Certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF

5.20% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $0.01 EACH OF

National Retail Properties, Inc., transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney upon surrender of the Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NY) TRANSFER AGENT AND REGISTRAR
PRESIDENT

EXECUTIVE VICE PRESIDENT, CFO & TREASURER	AUTHORIZED SIGNATURE

[REVERSE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common	UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors
TEN ENT — as tenants by the entireties		Act (State)

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not listed above

For value received, the undersigned hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:                                                                                                       )

PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE

                                                                                                                                                                                                                 Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                                  Attorney to transfer such shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	Signature:

In the presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

NATIONAL RETAIL PROPERTIES, INC.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has the authority to issue and, if the Corporation is authorized to issue any preferred or special class in series or classes, (i) the difference in the relative rights and preferences between the shares of each series and class to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series and classes. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request may be made to the Secretary of the Corporation at its principal office.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Capital Stock in excess of 9.8 percent of the Value of the outstanding shares of Capital Stock of the Corporation; or (ii) Beneficially Own Capital Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise could cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Capital Stock represented hereby automatically will be exchanged for shares of Excess Stock and will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.